                                                                    EXHIBIT 12.1

                          AMERICAN LAWYER MEDIA, INC.
                STATEMENT OF COMPUTATION OF EARNINGS TO COMBINED
                                 FIXED CHARGES
                                 (IN THOUSANDS)

                                                                 AMERICAN
                                                               LAWYER MEDIA,                   THREE
                                                                 INC. FIVE                    MONTHS
                                                               MONTHS ENDED    PRO FORMA       ENDED      PRO FORMA
                                                               DECEMBER 31,   DECEMBER 31,   MARCH 31,    MARCH 31,
                                                                   1997           1997         1998         1998
                                                               -------------  ------------  -----------  -----------
Loss from continuing operations before income taxes..........    $  (7,597)    $  (16,133)   $  (5,246)   $  (4,864)
                                                               -------------  ------------  -----------  -----------
Fixed charges:
Interest expense.............................................        2,420         17,680        4,382        4,382
Rent expense(a)..............................................          261            888          243          216
                                                               -------------  ------------  -----------  -----------
Total fixed charges..........................................    $   2,681     $   18,568    $   4,625    $   4,598
                                                               -------------  ------------  -----------  -----------
Earnings.....................................................    $  (4,916)    $    2,435    $    (621)   $    (266)
                                                               -------------  ------------  -----------  -----------
                                                               -------------  ------------  -----------  -----------
Ratio of earnings to fixed charges...........................       (b)           (b)           (b)          (b)

--------------------------

(a) Represents one-third of rent expense which is deemed to be equivalent to an interest factor.

(b) Earnings were inadequate to cover combined fixed charges by $7,597, $16,133, $5,246 and $4,864 for the five months ended December 31, 1997, pro forma year ended December 31, 1997, three months ended March 31, 1998 and pro forma three months ended March 31, 1998, respectively.

                          AMERICAN LAWYER MEDIA, L.P.
                STATEMENT OF COMPUTATION OF EARNINGS TO COMBINED
                                 FIXED CHARGES
                                 (IN THOUSANDS)

                                                                                              THREE
                                                                                             MONTHS     SEVEN MONTHS
                                                        YEAR ENDED DECEMBER 31,               ENDED         ENDED
                                               ------------------------------------------   MARCH 31,     JULY 31,
                                                1993(A)    1994(A)    1995(A)    1996(A)     1997(A)       1997(A)
                                               ---------  ---------  ---------  ---------  -----------  -------------
Loss from continuing operations before income
  taxes......................................  $  (6,591) $ (10,156) $ (10,451) $  (8,360)  $  (1,708)    $  (3,042)
                                               ---------  ---------  ---------  ---------  -----------  -------------
Fixed charges:
Interest expense.............................        478        667      1,384      1,972         576         1,420
Rent expense(a)..............................        487        432        575        586         150           349
                                               ---------  ---------  ---------  ---------  -----------  -------------
Total fixed charges..........................  $     965  $   1,099  $   1,959  $   2,558   $     726     $   1,769
                                               ---------  ---------  ---------  ---------  -----------  -------------
Earnings.....................................  $  (5,626) $  (9,057) $  (8,492) $  (5,802)  $     982     $  (1,273)
                                               ---------  ---------  ---------  ---------  -----------  -------------
                                               ---------  ---------  ---------  ---------  -----------  -------------
Ratio of earnings to fixed charges...........     (b)        (b)        (b)        (b)         (b)           (b)

--------------------------

(a) Represents one-third of rent expense which is deemed to be equivalent to an interest factor.

(b) Earnings were inadequate to cover combined fixed charges by $6,591, $10,156, $10,451, $8,360, $1,708 and $3,042 for the years ended December 31, 1993,
    1994, 1995, 1996, the three months ended March 31, 1997 and the seven months ended July 31, 1997, respectively.

                     NATIONAL LAW PUBLISHING COMPANY, INC.
                STATEMENT OF COMPUTATION OF EARNINGS TO COMBINED
                                 FIXED CHARGES
                                 (IN THOUSANDS)

                                                                                           THREE       PERIOD FROM
                                                                                          MONTHS       JANUARY 1,
                                                    YEAR ENDED DECEMBER 31,                ENDED          1997
                                          --------------------------------------------   MARCH 31,   TO DECEMBER 21,
                                            1993        1994        1995       1996        1997           1997
                                          ---------  ----------  ----------  ---------  -----------  ---------------
Income (Loss) from continuing operations
  before income taxes...................  $   1,500  $    1,341  $   (2,191) $     554   $    (122)     $  (2,704)
                                          ---------  ----------  ----------  ---------  -----------       -------
Fixed charges:
Interest expense........................      4,487       4,734       5,458      6,013       1,378          5,137
Amortization of deferred financing
  cost..................................        418         523       2,616        161          40            156
Rent expense(a).........................        398         382         407        415          97            384
                                          ---------  ----------  ----------  ---------  -----------       -------
Total fixed charges.....................  $   5,303  $    5,639  $    8,481  $   6,589   $   1,515      $   5,677
                                          ---------  ----------  ----------  ---------  -----------       -------
Earnings................................  $   6,803  $    6,980  $    6,290  $   7,143   $   1,393      $   2,973
                                          ---------  ----------  ----------  ---------  -----------       -------
                                          ---------  ----------  ----------  ---------  -----------       -------
Ratio of earnings to fixed charges......    1.28        1.24        (b)        1.08         (b)            (b)

------------------------

(a) Represents one-third of rent expense which is deemed to be equivalent to an interest factor.

(b) Earnings were inadequate to cover combined fixed charges by $2,191, $122 and $2,704 for the year ended December 31, 1995, the three months ended March 31, 1997, and the period from January 1, 1997 through December 21, 1997, respectively.